Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement on Form SB-2 of our report dated May 15, 2007 relating to the consolidated financial statements of STI Group, Inc. as of December 31, 2006 and for the period from September 18, 2006 (Inception) through December 31, 2006 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ KMJ Corbin & Company LLP

Irvine, California
November 9, 2007